SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 16, 2003

Notify Technology Corporation
(Exact name of registrant as specified in its charter)

California	000-23025	77-0382248
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1054 S. De Anza Blvd., Suite 105, San Jose, CA 95129
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 777-7920

Item 4.    Changes in Registrant’s Certifying Accountant

On January 16, 2003, Ernst & Young LLP (“Ernst & Young”) was dismissed as independent accountant for Notify Technology Corporation (the “Company”) and Burr, Pilger & Mayer LLP (“BPM”) was appointed as the new independent accountant for the Company to replace Ernst & Young for the year ending September 30, 2003. The decision to dismiss Ernst & Young and to appoint BPM was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors.

Ernst & Young’s reports on the Company’s financial statements for the two fiscal years ended September 30, 2002 and September 30, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, or, with respect to the year ended September 30, 2001, modified for uncertainty. Ernst & Young’s report on the Company’s financial statements for the fiscal year ended September 30, 2002, did contain a going concern uncertainty modification.

During the Company’s two most recent fiscal years, and through January 16, 2003, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

None of the reportable events described under Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the two most recent fiscal years of the Company ended September 30, 2002 or within the interim period through January 16, 2003.

The Company provided Ernst & Young a copy of the above statements. Attached as Exhibit 16 is a copy of Ernst & Young’s letter to the Securities and Exchange Commission, dated January 21, 2003, stating its agreement with such statements.

During the years ended September 30, 2002 and 2001 and through the date hereof, the Company did not consult BPM regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-B.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit 16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated January 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Notify Technology Corporation

Date: January 22, 2003	By:	/s/ GERALD W. RICE
Gerald W. Rice, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated January 21, 2003.